UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INSIGHT ENTERPRISES, INC.

(Exact name of Registrant as specified in charter)

Delaware	86-0766246
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1305 West Auto Drive
Tempe, Arizona 85284
(480) 902-1001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INSIGHT ENTERPRISES, INC.
1998 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

P. Robert Moya, Executive Vice President and General Counsel
Insight Enterprises, Inc.
1305 West Auto Drive
Tempe, Arizona 85284
(480) 902-1001
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Steven P. Emerick
Quarles & Brady Streich Lang LLP
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391
(602) 229-5200

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered(1)	share (2)	price (2)	registration fee

Common Stock, $.01 par value	5,460,000 shares	$18.64	$101,774,400	$8,234

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of the Registrant’s Common Stock on November 25, 2003.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SHARES

     This Registration Statement on Form S-8 (this “Registration Statement”) relating to the Insight Enterprises, Inc. 1998 Long-Term Incentive Plan (the “Plan”) is being filed to register additional securities of the same class as other securities for which previously filed registration statements on Form S-8 relating to the Plan are effective.

     Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-42686, are hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on November 12, 2003.

INSIGHT ENTERPRISES, INC., a Delaware corporation

By:	/s/ Timothy A. Crown

Timothy A. Crown
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

NAME AND SIGNATURE	TITLE	DATE

/s/ Timothy A. Crown Timothy A. Crown	Director, President and Chief Executive Officer	November 12, 2003

/s/ Stanley Laybourne Stanley Laybourne	Director, Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial and Accounting Officer)	November 12, 2003

/s/ Eric J. Crown Eric J. Crown	Chairman of the Board	November 12, 2003

/s/ Larry A. Gunning Larry A. Gunning	Director	November 12, 2003

/s/ Robertson C. Jones Robertson C. Jones	Director	November 12, 2003

/s/ Michael M. Fisher Michael M. Fisher	Director	November 12, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Composite Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s annual report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (No. 33-86142) declared effective January 24, 1995).

4.4	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.1 of the Registrant’s current report on Form 8-K filed on March 17, 1999).

5.1	Opinion of Quarles & Brady LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Quarles & Brady LLP (included in Exhibit 5.1).

99.1	1998 Long-Term Incentive Plan, as amended (filed herewith).